W. DALE MCGHIE                                      TOWN & COUNTRY PLAZA
CERTIFIED PUBLIC ACCOUNTANT                 1539 Vazaar St., Reno, Nevada  89502
                                                      Tel: 702-323-7744
                                                      Fax: 702-323-8288



Securities and Exchange Commission
Washington, D.C.  20549


Gentlemem:

I was previously the principal accountant for Harvard Scientific Corporation, and on June, 2, 1997, I reported on the financial statements of Harvard Scientific Corporation as of and for the two years ending December 31, 1996. On January 15, 1998, I was replaced as principal accountant of Harvard Scientific Corp. I have read Harvard Scientific Corp. statements included under Item 4 of it Form 8-K as amended for January 23, 1998 and I agree with such statements.



                                                 Very truly yours,


                                                 /S/  W. Dale McGhie
                                                 Certified Public Accountant

Reno, Nevada
January 23, 1998